UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures below under Item 8.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Pursuant to the previously announced offering of $150 million aggregate principal amount of 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) issued by First Foundation Inc. (the “Company”), the Company and U.S. Bank National Association, as trustee, entered into an Indenture dated as of January 24, 2022 (the “Base Indenture”) and a First Supplemental Indenture dated as of January 24, 2022 to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Notes.

The Notes initially will bear interest at a rate of 3.50% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2022. The last interest payment date for the fixed rate period will be February 1, 2027. From and including February 1, 2027 to, but excluding February 1, 2032 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined in and subject to the provisions of the Indenture, plus 204 basis points, payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing on May 1, 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

The Company may redeem the Notes at such times and on such terms provided for in the Indenture.

The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-239396) filed by the Company. A copy of the opinion of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On January 24, 2022, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated January 24, 2022, between First Foundation Inc. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated January 24, 2022, between First Foundation Inc. and U.S. Bank National Association, as trustee.
4.3	Form of 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (included in Exhibit 4.2).
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
99.1	Press Release dated January 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: January 24, 2022	By:	/s/ KEVIN L. THOMPSON
Kevin L. Thompson
Executive Vice President and Chief Financial Officer